Independent Accountant's Report
                         -------------------------------


Citibank Credit Card Master Trust I
c/o Bankers Trust Company, as Trustee

Citibank (South Dakota), N.A., as Servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as Servicer, with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09,
Article IV, and Section 8.08 of the Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of May 29, 1991, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement") for the year ended December 31, 2000. Management is responsible for CBSD's compliance with the aforementioned sections of the Agreement. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned sections of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with those sections.

In our opinion, management's assertion that CBSD was materially in compliance with the aforementioned sections of the Agreement for the year ended December 31, 2000 is fairly stated, in all material respects.


/s/ KPMG LLP

New York, New York
March 23, 2001

              Management Report on Citibank (South Dakota), N.A.'s
            Compliance, as Servicer, with the Servicing Requirements
                     of the Pooling and Servicing Agreement
        -----------------------------------------------------------------


Management of Citibank (South Dakota), N.A. ("CBSD"), as Servicer, is responsible for compliance with the servicing requirements in Article III, Sections 3.01, 3.02, 3.04, 3.05, 3.06, and 3.09, Article IV, and Section 8.08 of
the Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of May 29, 1991, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement").

Management has performed an evaluation of CBSD's compliance with the aforementioned sections of the Agreement for the year ended December 31, 2000. Based upon this evaluation, management believes that, for the year ended December 31, 2000, CBSD, as Servicer, was materially in compliance with the aforementioned sections of the Agreement.


/s/ Kendall Stork
---------------------
Kendall Stork
President


March 23, 2001

                         Independent Accountant's Report
                         -------------------------------


Citibank Credit Card Master Trust I
c/o Bankers Trust Company, as Trustee

Citibank (South Dakota), N.A., as Servicer

We have examined the accompanying assertion made by management on Citibank (South Dakota), N.A.'s ("CBSD") compliance, as Servicer, with Article III,
Section 3.04 (b) of the Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of May 29, 1991, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement") for the year ended December 31, 2000. Management is responsible for CBSD's compliance with Article III, Section 3.04 (b) of the Agreement, including the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to
Section 3.04 (b), using CBSD's computer reports which were the source of such amounts. Our responsibility is to express an opinion on management's assertion about CBSD's compliance based upon our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about CBSD's compliance with the aforementioned provision of the Agreement and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on CBSD's compliance with that provision.

In our opinion, management's assertion that CBSD was materially in compliance with Article III, Section 3.04 (b) of the Agreement, including the accuracy of the related mathematical calculations, for the year ended December 31, 2000 is fairly stated, in all material respects.


/s/ KPMG LLP

New York, New York
March 23, 2001

              Management Report on Citibank (South Dakota), N.A.'s
                   Compliance, as Servicer, with Article III,
             Section 3.04 (b) of the Pooling and Servicing Agreement
      --------------------------------------------------------------------


Management of Citibank (South Dakota), N.A.("CBSD"), as Servicer, is responsible for the preparation of the Monthly Servicer Certificates in compliance with
Article III, Section 3.04 (b) of the Pooling and Servicing Agreement for the Citibank Credit Card Master Trust I, formerly known as the Standard Credit Card Master Trust I (the "Trust"), dated as of May 29, 1991, including the supplements for each series issued from the Trust, among CBSD, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Bankers Trust Company, as Trustee (the "Agreement"). Management is also responsible for the accuracy of the mathematical calculations of each amount set forth in the Monthly Servicer Certificates, delivered pursuant to Section 3.04 (b), using CBSD's computer reports which were the source of such amounts.


Management has performed an evaluation of CBSD's compliance with Article III,
Section 3.04 (b) of the Agreement, including the accuracy of the related mathematical calculations, for the year ended December 31, 2000. Based upon this evaluation, management believes that, for the year ended December 31, 2000, CBSD, as Servicer, was materially in compliance with Article III, Section 3.04
(b) of the Agreement.


/s/ Kendall Stork
---------------------
Kendall Stork
President


March 23, 2001